CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen International Trust
Evergreen Select Fixed Income Trust

We consent to the use of our report dated December 7, 2001 for Evergreen Emerging Markets Growth Fund, Evergreen Global Leaders Fund, Evergreen Global Opportunities Fund, Evergreen International Bond Fund, Evergreen International Growth Fund, Evergreen Latin America Fund and Evergreen Precious Metals Fund incorporated herein by reference and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" in the prospectus and "Independent Auditors" in the Statement of Additional Information.

Boston, Massachusetts
February 28, 2002